Exhibit 99.4

Zynex Announces Update Regarding Previously Announced Offerings

ENGLEWOOD, Colo., May 4, 2023 /PRNewswire/ -- Zynex, Inc. ("Zynex") (Nasdaq: ZYXI), today announced that Thomas Sandgaard, its Chief Executive Officer (the "Selling Stockholder"), has determined not to pursue the public offering of 2,000,000 shares of the Company's common stock that was previously announced on May 3, 2023 (the "Secondary Offering"). The decision results from an assessment by the Selling Stockholder that current market conditions are not conducive to this offering on terms that would be in the best interests of the Selling Stockholder.  As a result of such termination, no shares of common stock of the Company will be sold pursuant to the Secondary Offering.

Zynex intends to continue to pursue the previously announced private offering to qualified institutional buyers of $50.0 million aggregate principal amount of convertible senior notes due 2026 in an offering exempt from registration under the Securities Act of 1933, as amended, subject to market conditions and other factors.

The Secondary Offering was being made pursuant to the shelf registration statement on Form S-3 (File No. 333-232367) that was filed with the Securities and Exchange Commission and became effective on July 3, 2019.  This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward looking statements. Zynex makes no express or implied representation or warranty as to the completeness of forward-looking statements or, in the case of projections, as to their attainability or the accuracy and completeness of the assumptions from which they are derived. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain Conformité Européenne marking of new products, the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement for our products from health insurance companies, our dependence on third party manufacturers to produce our products on time and to our specifications, implementation of our sales strategy including a strong direct sales force, the impact of COVID-19 on the global economy and other risks described in our filings with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2022, as well as our quarterly reports on Form 10-Q and our current reports on Form 8-K.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

About Zynex

Zynex, founded in 1996, develops, manufactures, markets, and sells medical devices used for pain management and rehabilitation as well as non-invasive fluid, sepsis, and laser-based pulse oximetry monitoring systems for use in hospitals.

Contact: Zynex, Inc. (800) 495-6670

Investor Relations Contact:
Gilmartin Group
Investor Relations Counsel
ir@zynex.com